Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of rVue Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark P. Pacchini, Chief Executive Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mark P. Pacchini
Mark P. Pacchini
Chief Executive Officer
Date: May 13, 2014

/s/ Mark P. Pacchini
Mark P. Pacchini
Acting Chief Financial Officer
Date: May 13, 2014

A signed original of this written statement required by Section 906 has been provided to rVue Holdings, Inc. and will be retained by rVue Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.